Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	March 17, 2015
BUTLER NATIONAL CORPORATION ANNOUNCES THIRD QUARTER AND NINE MONTHS FISCAL YEAR 2015 FINANCIAL RESULTS AND CONFERENCE CALL Revenue from Professional Services Increased 11% to $7.8 Million
OLATHE, KANSAS, March 17, 2015, - Butler National Corporation (OTC Pink: BUKS), a leader in the global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups, announces its financial results for the third quarter and nine months ended January 31, 2015.  In conjunction with the release, the Company has scheduled a conference call Thursday, March 19, 2015 at 10:00 AM Central Daylight Time.

What: Butler National Corporation Third Quarter Fiscal 2015 Financial Results Conference Call

When: Thursday, March 19, 2015 - 10:00 AM Central Daylight Time

How: Live via phone by dialing 800-624-7038. Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.  A replay of the conference call will be available on the Company's web site.

Clark D. Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the third quarter and nine months, the status of new and existing orders, gaming activities and an outlook on the balance of fiscal 2015.

Historical selected financial data related to all operations:
	Quarter Ended January 31			Nine Months Ended January 31
	(In thousands)			(In thousands)
	2015	2014	2013	2015	2014	2013
Net Sales	$ 11,083	$ 10,844	$ 10,651	$ 35,226	$ 32,639	$ 36,826
Operating Income (Loss)	535	18	(519)	1,708	(38)	1,465
Net Income (Loss)	68	(219)	(755)	350	(853)	(373)
Total Assets	41,633	41,115	44,321	41,633	41,115	44,321
Long-term Obligations	5,211	7,665	9,676	5,211	7,665	9,676
Stockholders' Equity	25,094	22,858	20,413	25,094	22,858	20,413
Weighted Average Shares – Diluted	60,893	59,019	57,543	60,893	59,019	57,538
New Product Research and Development Cost	461	526	471	1,220	1,569	1,268

Management Comments

 "The fiscal quarter ending January 31, 2015 was an encouraging period for Butler National Corporation.  Revenue increased 2% to $11.1 million in the three months ended January 31, 2015, as compared to $10.8 million in the three months ended January 31, 2014.  The quarter to quarter increase in revenue reflects an increase in professional services revenue (up 11%) and a decrease in aerospace products revenue (down 14%).

Professional services revenue was positively impacted by the Boot Hill Casino motor coach program.  The motor coach program has resumed and we are continuing to see an impact as we continue through fiscal year 2015.

The decrease in aerospace products revenue was a result of a decrease in the modification business.  Butler National Corporation is continuing to work to drive growth in international markets, including significant efforts in South America, Europe, Africa, and Asia.

The third quarter of fiscal 2015 resulted in a net income of $68,000 compared to a net loss of $219,000 in the third quarter fiscal 2014.  Butler National Corporation is working on returning to and exceeding previous revenue and profitability levels by focusing on our margin expansion initiatives, including efficiencies in our implementation and operational processes and controlling general and administrative expenses.

During the three months ending January 31, 2015, we invested approximately $461,000 in projects focused on the development and acquisition of new products.  We feel this expenditure for the design and development engineering, testing, and certification of new products may help stabilize our long-term revenue and enhance our profits.

We believe fiscal quarter-ended January 31, 2015 was a successful period for Butler National Corporation.  We are encouraged by the recent performance of professional services.  Aerospace products continues to experience fluctuations in demand and profitability, however the backlog continues to remain strong.  Our entire team is focused on executing our numerous business development opportunities as well as increasing revenue while managing costs. We believe we are positioned for the future, focused on serving the needs of our customers and dedicated to enhancing shareholder value," commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:
Revenue from professional services increased 11% to $7.8 million in the three months ended January 31, 2015 compared to $7.0 million in the three months ended January 31, 2014. The increase in professional services revenue was driven by increased revenue in gaming activities.  Operating income from professional services increased to $528,000 in the three months ended January 31, 2015 from $106,000 in the three months ended January 31, 2014.

Aerospace Products:
Revenue decreased 14% to $3.3 million in the three months ended January 31, 2015 compared to $3.9 million in the three months ended January 31, 2014.  Aerospace products had an operating income of $7,000 in the three months ended January 31, 2015 compared to an operating loss of $88,000 in the three months ended January 31, 2014.

Backlog:
As of January 31, 2015 our backlog totaled approximately $10.1 million.  The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year.  This is consistent with the industry in which modifications services and related contracts may take several months and sometimes years to complete.  There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:
 Statements made in this report, filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements.  The forward looking statements in this report are only predictions and actual events or results may differ materially.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595
THE WORLDWIDE WEB:
Please visit www.butlernational.com for pictures of our products and details about Butler National Corporation and its subsidiaries.